UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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COMMUNITY WEST BANCSHARES
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445 Pine Avenue Goleta, CA 93117-3709 (805) 692-5821 www.communitywest.com

SUPPLEMENT TO PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS
to be held on
MAY 26, 2016

To the Shareholders of Community West Bancshares:

This supplement to proxy statement (Supplement), supplements the proxy statement dated April 11, 2016 (Proxy Statement) previously made available to shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the 2016 Annual Meeting of Shareholders (2016 Annual Meeting) of Community West Bancshares (CWBC or the Corporation), to be held on Thursday, May 26, 2016, at 6:30 P.M. (local time).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The purpose of this Supplement is to update the section in the Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” on pages 4 and 5 of the Proxy Statement to reflect the inclusion of an additional beneficial owner of 5% or more of the Corporation’s common stock as of March 23, 2016.

Explanatory Note

On the afternoon of April 4, 2016, Philip J. Timyan and Anna S. Belyaev, husband and wife, jointly filed a statement with the Securities and Exchange Commission (SEC) on Schedule 13D disclosing the ownership by Philip J. Timyan of in excess of 5% of the Corporation’s no par value common stock as of March 9, 2016.  The Corporation was not aware of Philip J. Timyan’s beneficial ownership as of March 23, 2016 and, therefore, Philip J. Timyan’s ownership of the Corporation’s common stock was not included in the table appearing under the section of the Proxy Statement on pages 4-5 entitled “Security Ownership of Certain Beneficial Owners and Management.”

When the Corporation first became aware of the Schedule 13D filing of Philip J. Timyan and Anna S. Belyaev, the Proxy Statements had already been printed and were in the process of being shipped to the Corporation’s transfer agent’s distribution center for mailing on or about Monday, April 11, 2016.  Accordingly, it would not have been practicable for the Corporation to halt this process to revise the Proxy Statement without incurring substantial expense.

However, given the significance of Philip J. Timyan’s beneficial ownership, we are providing shareholders of record with this Supplement to the Proxy Statement to provide shareholders with information regarding Philip J. Timyan’s beneficial ownership that would have been required by Item 403 of Regulation S-K had the Corporation known of Philip J. Timyan’s beneficial ownership as of March 23, 2016.

Other than the updated information below, the Proxy Statement remains unchanged.

Supplement to Proxy Statement

This Supplement amends the Proxy Statement as follows:

•	Philip J. Timyan is added as a beneficial owner of more than 5% of the Corporation’s common stock, no par value, to the table first appearing on page 4 of the Proxy Statement under the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS.”

•	Based upon 8,103,105 shares of the Corporation’s common stock outstanding as of March 23, 2016, the record date for the 2016 Annual Meeting, Philip J. Timyan’s 408,998 shares represented 5.05% of the Corporation’s outstanding common stock, no par value per share.

•	The address for Mr. Timyan, as reported on his Section 13D filing, is 324 Central Avenue, Western Springs, Illinois 60558.

•	The 408,998 shares beneficially owned by Mr. Timyan as of March 23, 2016 excludes 2,000 shares held by Anna S. Belyaev, his spouse, as of March 23, 2016, of which he disclaims beneficial ownership as indicated in the Schedule 13D filed with the SEC on April 4, 2016.

•	As indicated on the Schedule 13D jointly filed by Philip J. Timyan and Anna S. Belyaev on April 4, 2016, between March 23, 2016 and April 4, 2016, Philip J. Timyan acquired an additional 3,482 shares on March 28, 2016, an additional 25,000 shares on March 29, 2016 and an additional 1,300 shares on April 1, 2016 bringing the aggregate shares beneficially owned by Mr. Timyan to 438,780 shares of the Corporation’s outstanding common stock.

Except as amended by this Supplement, all information set forth in the Proxy Statement remains unchanged. Please also note that this Supplement does not change the proposals to be acted upon at the 2016 Annual Meeting, which are described in the Proxy Statement.

COMMUNITY WEST BANCSHARES

William R. Peeples,
Chairman of the Board
Dated:  April 26, 2016
Goleta, California